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                                                                    Exhibit 23




                        Consent of Independent Auditors


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Matewan BancShares, Inc. and Subsidiaries of our report dated February 28, 1997, included in the 1996 Annual Report to Shareholders of Matewan BancShares, Inc. and Subsidiaries.


                                                /s/Ernst & Young LLP


Charleston, West Virginia
February 28, 1997